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                                                                    EXHIBIT 4.7


                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


         This Exchange and Registration Rights Agreement (this "Agreement") is made and entered into as of September 23, 1997 by and among HighwayMaster Communications, Inc., a Delaware corporation (the "Company"), HighwayMaster Corporation, a Delaware corporation (the "Guarantor"), Bear, Stearns & Co. Inc. ("Bear Stearns") and Smith Barney Inc. ("Smith Barney"). Bear Stearns and Smith Barney are hereafter referred to collectively as the "Purchasers."

         Pursuant to the Purchase Agreement, dated September 18, 1997, (the "Purchase Agreement"), by and among the Company, the Guarantor and the Purchasers, the Purchasers have agreed to purchase units consisting in part of the Company's 13 3/4% Senior Notes due 2005 the payment of which the Guarantor has guaranteed (the "Series A Notes").

         In order to induce the Purchasers to purchase the units, the Company and the Guarantor have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in Section 9 of the Purchase Agreement.

         The parties hereby agree as follows:


SECTION 1.                 DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Act: The Securities Act of 1933, as amended.

         Advice: As defined in Section 6(d).

         Agreement: As defined in the preamble hereto.

         Bear Stearns: As defined in the preamble hereto.

         Broker-Dealer: Any broker or dealer registered under the Exchange Act, including the Purchasers.

         Business Day: Any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized to close.

         Closing Date: The date of this Agreement.

         Commission:  The Securities and Exchange Commission.

         Consummate: The Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (c) the delivery by the Company to the Trustee under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes that were validly tendered by Holders thereof pursuant to the Exchange Offer.



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         Damages Payment Date: With respect to the Series A Notes, each
Interest Payment Date.

         Effectiveness Target Date: As defined in Section 5.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Exchange Offer: The registration by the Company under the Act of the Series B Notes (and by the Guarantor of the related guarantees) pursuant to an Exchange Offer Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities validly tendered in such exchange offer by such Holders.

         Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         Exempt Resales: The transactions in which the Purchasers propose to sell the Series A Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and outside the United States to persons other than U.S. Persons in offshore transactions meeting the requirements of Rule 903 of Regulation S under the Securities Act.

         Guarantor: As defined in the preamble hereto, but also including any future guarantors of the Securities as provided under the Indenture. The Company shall cause any such future guarantors to comply with the obligations of the Guarantor under this Agreement.

         Holder: As defined in Section 2(b) hereof.

         Holder Resale Notice: As defined in Section 4(a) hereof.

         Indenture: The Indenture, dated as of the Closing Date, among the Company, the Guarantor and the Trustee, pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         Interest Payment Date: As defined in the Indenture and the Securities.

         Liquidated Damages: As defined in Section 5 hereof.

         NASD:  National Association of Securities Dealers, Inc.

         Person: An individual, partnership, corporation, limited liability company, joint venture, association, trust or other organization whether or not a legal entity, or a government or agency or political subdivision thereof.

         Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto,



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including post-effective amendments, and all material incorporated by reference into such Prospectus.

         Purchase Agreement: As defined in the preamble hereto.

         Purchasers: As defined in the preamble hereto.

         Registration Default: As defined in Section 5 hereof.

         Registration Statement: Any registration statement of the Company (and with respect to the guarantees, the Guarantor) relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         Securities: The Series A Notes and the Series B Notes.

         Series A Notes: As defined in the preamble hereto.

         Series B Notes: The Company's 13 3/4% Senior Notes due 2005 to be issued pursuant to the Indenture in the Exchange Offer, the payment of which the Guarantor will guarantee.

         Shelf Registration: A registration effected by the filing of a Shelf Registration Statement pursuant to Section 4 hereof.

         Shelf Registration Statement: As defined in Section 4 hereof.

         Smith Barney: As defined in the preamble hereto.

         TIA: The Trust Indenture Act of 1939 as in effect on the date of the Indenture.

         Transfer Restricted Securities: The following Securities: (a) each Series A Note until the date on which such Series A Note has been exchanged by a Person other than a Broker-Dealer for a Series B Note in the Exchange offer,
(b) following the exchange by a Broker-Dealer in the Exchange Offer of a Series A Note for a Series B Note, the date on which such Series B Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement if it is permissible under applicable law and Commission policy to use the Prospectus for such purpose, (c) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, or (d) the date on which such Security is distributed (and not merely eligible for distribution) to the public pursuant to Rule 144 under the Securities Act.

         Trustee: Texas Commerce Bank, National Association or such other Person who may be the trustee under the Indenture at the time.

         Underwritten Registration or Underwritten Offering: A registration in which securities



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of the Company (and to the extent of the guarantees, the Guarantor) are sold to an underwriter for reoffering to the public.

         U.S. Person: As defined in Rule 902 of Regulation S under the Securities Act.


SECTION 2.                 SECURITIES SUBJECT TO THIS AGREEMENT

         (a) Transfer Restricted Securities. The Securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

         (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person beneficially owns Transfer Restricted Securities.


SECTION 3.   REGISTERED EXCHANGE OFFER

         (a) Exchange Offer. Unless the Exchange Offer shall not be permissible under applicable law or Commission policy, the Company (and to the extent of the guarantees, the Guarantor) shall (i) cause to be filed with the Commission, on or prior to 45 days after the Closing Date, the Exchange Offer Registration Statement under the Act relating to the Series B Notes and the Exchange Offer,
(ii) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission on or prior to 135 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) cause all necessary filings in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on an appropriate form permitting registration of the Series B Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Securities held by Broker-Dealers as contemplated by Section 3(c) below, if permissible under applicable law or Commission policy. If, after such Exchange Offer Registration Statement initially is declared effective by the Commission, the Exchange Offer or the issuance of Series B Notes thereunder or the sale of Transfer Restricted Securities pursuant thereto as contemplated by
Section 3(c) below is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period that such stop order, injunction or other similar order or requirement shall remain in effect.

         (b) Duration. The Company (and to the extent of the guarantees, the Guarantor) shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company (and to the extent of the guarantees, the Guarantor) shall cause the Exchange Offer to comply with all applicable federal and state



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securities laws. No securities other than the Securities shall be included in the Exchange Offer Registration Statement. The Company (and to the extent of the guarantees, the Guarantor) shall use its best efforts to cause the Exchange Offer to be Consummated not later than 180 days after the Closing Date.

         (c) Broker-Dealers. The Company (and to the extent of the guarantees, the Guarantor) shall indicate in a "Plan of Distribution" section contained in the Prospectus included in the Exchange Offer Registration Statement that any Broker-Dealer who holds Series A Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Series A Notes pursuant to the Exchange Offer; provided, however, that such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer except to the extent required by the Commission.

         The Company (and to the extent of the guarantees, the Guarantor) shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

         The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such period in order to facilitate such resales.



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SECTION 4.                 SHELF REGISTRATION

         (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (so long as the procedures set forth in Section 6(a) below are being or have been complied with) or (ii) any Holder of Transfer Restricted Securities shall deliver a notice (the "Holder Resale Notice") to the Company on or prior to the 20th Business Day following the Consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Series B Notes to be acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (c) such Holder is a Broker- Dealer and holds Series A Notes acquired directly from the Company or an affiliate of the Company, then the Company (and to the extent of the guarantees, the Guarantor) shall:

                           (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), on or prior to the 45th day after the obligation to file such Shelf Registration Statement arises, which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities, the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                           (y) use its best efforts to cause such Shelf
         Registration Statement to be declared effective by the Commission on or before the 120th day after the obligation to file such Shelf Registration Statement arises (but in any event within 180 days after the Closing Date).

         Subject to paragraph (c) below, the Company (and to the extent of the guarantees, the Guarantor) shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this
Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (A) the date two years after the effective date thereof (plus any extension of such two year period pursuant to Section 4(c) below), (B) the consummation of the Exchange Offer with respect to all Transfer Restricted Securities and the expiration of 20 Business Days after the consummation thereof if during such 20 day period no Holder Resale Notice shall have been delivered to the Company and (C) the date when all securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing such information as the Company may reasonably request specified in Item 507 and Item 508



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of Regulation S-K under the Act for use in connection with any Shelf
Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to
Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information.

         (c) Black Out Period. During any consecutive 365 day period, the Company may suspend the effectiveness of the Shelf Registration Statement on two occasions for a period of not more than 45 consecutive days if there is a possible acquisition or business combination or other transaction, business development or event involving the Company that may require disclosure in the Shelf Registration Statement and the Board of Directors of the Company determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Company and its stockholders or obtaining any financial statements relating to a possible acquisition or business combination required to be included in the Shelf Registration Statement would be impracticable. In such a case, the Company shall promptly notify the Holders of the suspension of the Shelf Registration Statement's effectiveness, provided that such notice shall not require the Company to disclose the possible acquisition or business combination or other transaction, business development or event if the Board of Directors of the Company determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential. Upon the abandonment, consummation, or termination of the possible acquisition or business combination, or the availability of the required financial statements with respect to a possible acquisition or business combination, the suspension of the use of the Shelf Registration Statement pursuant to this Section 4(c) shall cease and the Company shall promptly comply with Section 6(c)(ii) hereof and notify the Holders that disposition of Transfer Restricted Securities may be resumed. The length of any periods during which the Company prohibits offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement under this Section 4(c) shall be considered periods of a Registration Default under Section 5 hereof. In addition, the length of any periods during which the Company prohibits offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement under this Section 4(c) shall be added to the two year period described in Section 4(a) above.



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SECTION 5.                 LIQUIDATED DAMAGES

         If (a) the Company (and to the extent of the guarantees, the Guarantor) fails to file any of the Registration Statements required by this Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"),
(c) the Company (and to the extent of the guarantees, the Guarantor) fails to commence, accept tenders, issue registered Series B Notes in respect of accepted tenders under the Exchange Offer within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in this Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay damages (the "Liquidated Damages") to the Holders in an amount equal to 0.25% per annum of the outstanding principal amount of the Transfer Restricted Securities for the first 90 days after such Registration Default. The amount of the Liquidated Damages will increase, up to a maximum rate of 1.0% per annum, by an additional 0.25% per annum with respect to each subsequent 90 day period. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the record holders of the respective Securities by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.


SECTION 6.                 REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company (and to the extent of the guarantees, the Guarantor) shall comply with all of the provisions of Section 6(c) below, shall use its best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                           (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission, including oral advice from the staff of the Commission, allowing the Company to Consummate an Exchange Offer for such Series A Notes. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, the Company hereby agrees, however, to
         (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by



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         counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                           (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer who acquired Series A Notes directly from the Company or any affiliate of the Company and any such Holder intending to use the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired by such Holders directly from the Company.

                            (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall, if requested by the Commission, provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company (and to the extent of the guarantees, the Guarantor) shall comply with all the provisions of Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant



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thereto, the Company (and to the extent of the guarantees, the Guarantor) will prepare and file with the Commission within the period specified in Section 4(a) above a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

         (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), the Company (and to the extent of the guarantees, the Guarantor) shall:

                           (i) Use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 and 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company (and to the extent of the guarantees, the Guarantor) shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as reasonably practicable thereafter;

                           (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been exchanged or sold or until such Transfer Restricted Securities no longer constitute Transfer Restricted Securities or are no longer outstanding; cause, subject to Section 4(c), the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii) Advise promptly the underwriter(s), if any, and selling Holders and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of



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         the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements of material fact therein not misleading; if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company (and to the extent of the guarantees, the Guarantor) shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

                           (iv) Furnish to the Purchasers, each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference), which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company (and to the extent of the guarantees, the Guarantor) will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof; a selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

                           (v) Promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, if requested by any selling Holders or the underwriter(s), if any, within five Business Days after receipt of notification thereof from the Company, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                           (vi) Make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                           (vii) If requested by any selling Holders or the underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and such underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (viii) Cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of the Securities covered thereby or the managing underwriter(s), if any;

                           (ix) Furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (x) Deliver to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may request; the Company (and to the extent of the guarantees, the Guarantor) hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                           (xi) In connection with an underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter(s) in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities, and in such connection, (A) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (B) obtain an opinion of counsel to the Company and updates thereof in form and substance reasonably satisfactory to the managing underwriter(s), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and such other Persons as may participate in such conferences at which the contents of such Shelf Registration Statement and related Prospectus were discussed, and although such counsel has not undertaken to investigate or independently verify and does not assume any responsibility for the accuracy, completeness, or fairness of the statements therein, such counsel advises that (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the Shelf Registration Statement and related Prospectus, at the time that the Shelf Registration Statement became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (C) obtain comfort letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter(s) from the independent certified public accountants of the Company; (D) if an underwriting agreement is entered into, the same shall contain indemnification and contribution provisions and procedures no less favorable than those set forth in
         Section 8 hereof with respect to all parties to be indemnified pursuant to Section 8. The above shall be done at each closing under such underwriting agreement. In addition, notwithstanding anything herein to the contrary, in connection with any other offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, the Company shall obtain those items specified in clause
         (C) of the foregoing sentence concurrently with the effectiveness of the Shelf Registration Statement and any post-effective amendments thereto;

                           (xii) Prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation in any jurisdiction where it is not now so subject;

                           (xiii) Shall issue, upon the request of any Holder of Series A Notes covered by the Shelf Registration Statement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Series B Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

                           (xiv) Cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities made by such underwriter(s);

                           (xv) Use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, except as may be required solely as a consequence of the nature of such seller's business (in which case the Company will cooperate in all reasonable respects);

                           (xvi) If any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (xvii) Provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement covering such Transfer Restricted Securities if such Transfer Restricted Securities do not already have a CUSIP number and provide the Trustee with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company if the Trustee does not already have a sufficient quantity of printed certificates;

                           (xviii) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

                           (xix) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to Holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve month period (A) beginning at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, commencing with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                           (xx) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                           (xxi) Provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15 of the Exchange Act; and

                           (xxii) Use its best efforts to cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or the managing underwriter(s), if any.

         (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

SECTION 7.                 REGISTRATION EXPENSES

         (a) Company Expenses. All expenses incident to the Company's (and to the extent of the guarantees, the Guarantor's) performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any underwriter or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)), (ii) all fees and expenses incurred in connection with compliance with federal securities and state Blue Sky or securities laws, (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone, (iv) all fees and disbursements of counsel for the Company, and in accordance with
Section 7(b) below, the Holders of Transfer Restricted Securities, (v) if applicable, all application and filing fees in connection with listing Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof, and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will bear internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) Counsel for Holders. In connection with the Shelf Registration Statement, the Company will reimburse the Purchasers and the Holders of Transfer Restricted Securities being resold pursuant to the "Plan of Distribution" contained therein for the reasonable fees and disbursements of not more than one counsel, which shall be Akin, Gump, Strauss, Hauer & Feld, L.L.P. or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared. Such Holders shall be responsible for any of their other out-of-pocket expenses incurred in connection with the registration of the sale of their Transfer Restricted Securities.

SECTION 8.                 INDEMNIFICATION

         (a) Indemnification by the Company and the Guarantor. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless, to the fullest extent permitted by law, each of the Holders, each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of each Holder or any controlling Person, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holders expressly for use therein. This indemnity will be in addition to any liability which the Company and the Guarantor may otherwise have, including, under this Agreement.

         (b) Indemnification by the Holders. Each of the Holders agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, each Person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company, the Guarantor or any such controlling Person, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein; provided, however, that in no case shall any Holder be liable or responsible for any amount in excess of the dollar amount of the proceeds received by such Holder upon the sale of the Securities giving rise to such indemnification obligation. This indemnity will be in addition to any liability which any Holder may otherwise have, including under this Agreement.

         (c) Indemnification Procedure. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have concluded, upon the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct such different or additional defenses on behalf of the indemnified party or parties, but shall retain the right to direct any common defenses) in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

         (d) Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable or is insufficient (other than by reason of the terms thereof) to hold harmless a party indemnified hereunder, the Company and the Guarantor, on the one hand, and each Holder, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Guarantor any contribution received by the Company or the Guarantor from Persons, other than the Holders, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and any such Holder, on the other hand, or, if such allocation is not permitted by applicable law or if indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantor, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and any Holder, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Series A Notes (net of discounts but before deducting expenses) received by the Company and (y) the total proceeds received by such Holder upon its sale of Securities which would otherwise give rise to the indemnification obligation, respectively. The relative fault of the Company, the Guarantor, and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or which should have been supplied by the Company or the Guarantor, on the one hand, or to information supplied by the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor, and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this
Section 8, (i) no Holder shall be required to contribute, in the aggregate, any amount in excess of the dollar amount by which the proceeds received by such Holder with respect to the sale of its Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, each Person, if any, who controls a Holder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of a Holder or any controlling Person shall have the same rights to contribution as such Holder, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company, the Guarantor, or any such controlling Person shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise.

SECTION 9.                 RULE 144A

         The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.


SECTION 10.                UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.


SECTION 11.                SELECTION OF UNDERWRITERS

         The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company (it being understood that Bear Stearns and Smith Barney are reasonably satisfactory); such investment bankers and manager or managers are referred to herein as the "underwriters."


SECTION 12.                MISCELLANEOUS

         (a) Remedies. The Company (and to the extent of the guarantees, the Guarantor) agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company (and to the extent of the guarantees, the Guarantor) will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company (and to the extent of the guarantees, the Guarantor) represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities (and to the extent of the guarantees, the Guarantor's) under any agreement in effect on the date hereof.

         (c) Adjustments Affecting the Securities. The Company (and to the extent of the guarantees, the Guarantor) will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer or registered pursuant to the Shelf Registration and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer or registered pursuant to the Shelf Registration may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered, as applicable.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile transmission, telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture, with a copy to the registrar under the Indenture; and

                           (ii)     if to the Company or the Guarantor:

                                            HighwayMaster Communications, Inc.
                                            16479 Dallas Parkway
                                            Suite 710
                                            Dallas, Texas 75248
                                            Phone No.: (972) 732-2500
                                            Facsimile No.: (972) 930-7263
                                            Attention: William C. Saunders

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; upon receipt of a confirmation notice, if sent by facsimile transmission; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon any Person that is not a Holder of Transfer Restricted Securities.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality or enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company (and with respect to the guarantees, the Guarantor) with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                HIGHWAYMASTER COMMUNICATIONS, INC.



                                 By:    /S/ J. Philip McCormick
                                     -------------------------------------
                                 Name:  J. Philip McCormick
                                      ------------------------------------
                                 Title: Executive Vice President and Chief
                                       -----------------------------------
                                        Financial Officer

                                 HIGHWAYMASTER CORPORATION



                                 By:    /S/ J. Philip McCormick
                                     -------------------------------------
                                 Name:      J. Philip McCormick
                                      ------------------------------------
                                 Title: Executive Vice President and Chief
                                       -----------------------------------
                                        Financial Officer


                                  BEAR, STEARNS & CO.  INC.



                                  By:  /S/ J. Andrew Bugas
                                     -------------------------------------
                                  Name:    J. Andrew Bugas
                                       -----------------------------------
                                  Title:   Senior Managing Director
                                        ----------------------------------


                                  SMITH BARNEY INC.



                                  By:   /S/ Michael Anderson
                                     -------------------------------------
                                  Name:     Michael Anderson
                                       -----------------------------------
                                  Title:    Managing Director
                                        ----------------------------------